Exhibit 99.1

CV Sciences, Inc. Reports Third Quarter 2019 Financial Results
Increased Retail Distribution by Over 800 Stores

San Diego, CA - November 5, 2019 (GLOBE NEWSWIRE) - CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent supplier and manufacturer of hemp cannabidiol (CBD) products, today announced its financial results for the quarter ended September 30, 2019.

Third Quarter 2019 and Recent Financial and Operating Highlights

•	Revenue of $12.6 million for the third quarter of 2019;

•	Total retail distribution increased to more than 5,400 stores as of September 30, 2019, an 18% increase from June 30, 2019;

•	Broadened retail presence in the food, drug and mass channel (FDM) and in active discussions for further expansion of the PlusCBD™ Oil brand;

•	Announced expanded distribution partnership with The Kroger Co. by an additional 400 locations to a total of 1,350 stores;

•	Announced distribution partnership with Harris Teeter for 150 locations;

•	Announced distribution partnership with The Vitamin Shoppe for 383 locations during the third quarter of 2019, which has grown to 515 locations;

•	Expanded e-commerce sales to 21.6% of total net revenue;

•	Gross margin of 66.9% for the third quarter of 2019;

•	Maintained total cash balance of $14.2 million at quarter end;

•	Announced expansion of additional production and warehouse space;

•	Appointment of three new independent board members; and

•	Launched seven new body care hemp products.

“We continued to execute our expansion efforts, growing our retail distribution by 18% during the third quarter. We added new national retail partners in both the food, drug and mass (FDM) and natural products channels and we continue to see strong retailer interest across all channels. We broadened our product offerings, with the launch of a new body care line, further expanding our presence in hemp-derived CBD topicals, while allowing us to capitalize on the growing interest of national retailers,” stated Joseph Dowling, Chief Executive Officer of CV Sciences. “We generated $12.6 million of third quarter revenue, representing a modest decline compared to the prior year, reflecting the uncertain regulatory environment for CBD resulting in state by state ambiguities that are impacting retailer activities, as well as the short-term impact of new competition in the natural product channel. We expect both of these near-term challenges to abate as the regulatory environment develops, providing more structured guidance on the CBD market and establishing quality standards that benefit all consumers and expand availability. We are encouraged by the recent USDA establishment of the U.S. domestic hemp production program, and look for additional regulation to be established, particularly by the FDA. There is a significant opportunity to expand the market across all channels of distribution by broadening product availability beyond topicals, currently the only products adopted in many national retail chains. Further regulatory clarity will expand availability of ingestibles, which account for many of our top selling products.”
“We believe that we are at an important period in the hemp-derived CBD market. Consumer demand is strong and growing, and there is growing interest from all parties in establishing the regulatory lanes that will drive the market forward. CV Sciences is uniquely positioned as an experienced market leader, with industry-leading quality standards, a broad offering and distribution footprint, and a commitment to science and regulatory compliance as well as our corporate governance. We remain highly confident in our long-term growth opportunity and will continue to focus on building an industry-leading portfolio of products, broadening retail distribution and supporting the growth of the hemp-derived CBD market,” Dowling continued.

Operating Results - Third Quarter 2019 Compared to Third Quarter 2018
Sales for the third quarter of 2019 were $12.6 million, a decrease of 7% from $13.6 million in the third quarter of 2018. Third quarter sales were impacted by increased market competition in the natural product category, and the continued impacts on retail customers as a result of the uncertain regulatory environment for CBD. The Company's retail store count increased to 5,435 stores nationwide as of September 30, 2019, up from 4,591 stores as of June 30, 2019.

The Company recognized an operating loss of $1.8 million in the third quarter of 2019, compared to an operating income of $3.5 million in the third quarter of the prior year. The decline in operating income is primarily related to reduced sales and additional investment in sales, marketing and R&D activities.

As reported under U.S. generally accepted accounting principles (GAAP), our third quarter 2019 net loss was $1.8 million, compared to our GAAP net income of $3.3 million in the same period in 2018. Net loss in the third quarter of 2019 was impacted by increased R&D, additional management resources and marketing activities to leverage future growth. Diluted net loss per share was $0.02 for the third quarter of 2019 compared to a diluted net income per share of $0.03 for the same period in 2018.

Non-GAAP net loss for the third quarter of 2019 was $1.1 million, or $0.01 per diluted share based on weighted average shares outstanding of 98.7 million. This compares to non-GAAP net income of $3.8 million or $0.03 per diluted share based on weighted average shares outstanding of 115.9 million for the same period in 2018.

Adjusted EBITDA for the third quarter of 2019 was a loss of $0.9 million, compared to income of $4.1 million in the third quarter of 2018.

Business Outlook
For fiscal year 2019, the Company expects revenue to be in the range of $55 million to $57 million.

Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results today at 4:30 pm EST/1:30 pm PST. The webcast of the conference call will be available on the Investor Relations section of the Company's web site at https://ir.cvsciences.com/news-events and at http://public.viavid.com/index.php?id=136763. Investors interested in participating in the live call can also dial (877) 407-0784 from the U.S., or international callers can dial (201) 689-8560. A telephone replay will be available approximately two hours after the call concludes, and will be available through Tuesday, November 12, 2019, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 13695960.

About CV Sciences, Inc.
CV Sciences, Inc. (CVSI) operates two distinct business segments: a consumer product division focused on manufacturing, marketing and selling plant-based CBD products to a range of market sectors; and a drug development division focused on developing and commercializing CBD-based novel therapeutics utilizing CBD. The Company’s PlusCBD™ Oil products are sold at more than 5,500 retail locations throughout the U.S. and it is the top-selling brand of hemp-derived CBD on the market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. CV Sciences’ state-of-the-art facility follows all guidelines for Good Manufacturing Practices (GMP) and the Company’s full spectrum hemp extracts are processed, produced, and tested throughout the manufacturing process to confirm the cannabinoid content meets strict company standards. With a commitment to science, PlusCBD™ Oil’s benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov. PlusCBD™ Oil was the first hemp CBD supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. CV Sciences, Inc. has primary offices and facilities in San Diego, California. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties.

Contact Information
Investor Contact:
ICR
Scott Van Winkle
617-956-6736
scott.vanwinkle@icrinc.com

Media Contact:
ICR
Cory Ziskind
646-277-1232
cory.ziskind@icrinc.com

CV SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Product sales, net	$12,603	$13,601	$44,368	$34,020
Cost of goods sold	4,175	3,655	13,430	9,453
Gross Profit	8,428	9,946	30,938	24,567

Operating expenses:
Research and development	1,544	530	4,574	1,125
Selling, general and administrative	8,657	5,890	36,261	15,952
	10,201	6,420	40,835	17,077

Operating Income (Loss)	(1,773)	3,526	(9,897)	7,490

Interest expense (income)	(7)	31	(2)	150
Income (loss) before income taxes	(1,766)	3,495	(9,895)	7,340
Income tax expense	3	200	29	240
Net Income (Loss)	$(1,769)	$3,295	$(9,924)	$7,100

Weighted average common shares outstanding
Basic	98,733	91,639	97,524	90,959
Diluted	98,733	115,889	97,524	110,601
Net income (loss) per common share
Basic	$(0.02)	$0.04	$(0.10)	$0.08
Diluted	$(0.02)	$0.03	$(0.10)	$0.06

CV SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$13,738	$12,684
Restricted cash	500	251
Accounts receivable, net	3,542	3,340
Inventory	10,025	7,132
Prepaid expenses and other	8,469	2,059
Total current assets	36,274	25,466

Inventory	—	1,418
Property & equipment, net	3,454	2,844
Operating lease assets	9,021	—
Intangibles, net	3,774	3,801
Goodwill	2,788	2,788
Other assets	1,227	585
Total assets	$56,538	$36,902

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,110	$1,245
Accrued expenses	10,366	2,673
Operating lease liability - current	669	—
Notes payable, net	—	474
Total current liabilities	12,145	4,392

Operating lease liability	9,787	—
Deferred rent	—	1,329
Deferred tax liability	1,065	1,065
Other liabilities	298	—
Total liabilities	23,295	6,786

Commitments and contingencies

Stockholders' equity
Preferred stock, par value $0.0001; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.0001; 190,000 shares authorized, 98,767 and 94,940 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	10	9
Additional paid-in capital	68,184	55,134
Accumulated deficit	(34,951)	(25,027)
Total stockholders' equity	33,243	30,116

Total liabilities and stockholders' equity	$56,538	$36,902

CV SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
(in thousands)

	Nine months ended September 30,
	2019	2018
OPERATING ACTIVITIES
Net income (loss)	$(9,924)	$7,100
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	533	376
Amortization of beneficial conversion feature of convertible debts	—	50
Common stock issued for professional services	—	295
Stock-based compensation	4,915	1,634
Stock-based compensation associated with employment settlement	7,857	—
Bad debt expense	38	47
Noncash lease expense	497	—
Change in operating assets and liabilities:
Accounts receivable	(240)	(1,030)
Inventory	(1,475)	1,959
Prepaid expenses and other current assets	(659)	(1,036)
Accounts payable and accrued expenses	857	364
Deferred rent	—	167
Net cash provided by operating activities	2,399	9,926

INVESTING ACTIVITIES
Purchase of equipment	(872)	(331)
Tenant improvements to leasehold real estate	(29)	(94)
Net cash flows used in investing activities	(901)	(425)

FINANCING ACTIVITIES
Repayment of convertible debt in cash	—	(660)
Repayment of unsecured debt in cash	(474)	(966)
Proceeds from exercise of stock options	279	343
Net cash flows used in financing activities	(195)	(1,283)

Net increase in cash, cash equivalents and restricted cash	1,303	8,218
Cash, cash equivalents and restricted cash, beginning of period	12,935	2,792
Cash, cash equivalents and restricted cash, end of period	$14,238	$11,010

Supplemental cash flow disclosures:
Interest paid, net of interest income	$9	$150
Income taxes paid	$70	$70
Purchase of property and equipment in accounts payable and accrued expenses	$21	$—
Operating ROU lease assets obtained in exchange for operating lease liabilities	$5,405	$—

CV SCIENCES, INC.
NON-GAAP FINANCIAL MEASURES

We prepare our condensed consolidated financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as net income and loss per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options and other non-recurring items. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.
Adjusted EBITDA is defined by us as EBITDA (net income (loss) plus depreciation expense, amortization expense, interest and income tax expense (benefit), further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.
We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net income (loss) to non-GAAP net income (loss) for the three and nine months ended September 30, 2019 and 2018 is detailed below:

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(in thousands, except per share data)
Net income (loss) - GAAP	$(1,769)	$3,295	$(9,924)	$7,100
Stock-based compensation (1)	699	238	4,915	1,634
Common stock issued for professional services (2)	—	233	—	295
Stock-based compensation associated with employment settlement (3)	—	—	7,857	—
Payroll expense associated with employment settlement (4)	—	—	934	—
Net income (loss) - non-GAAP	$(1,070)	$3,766	$3,782	$9,029

Diluted EPS - GAAP	$(0.02)	$0.03	$(0.10)	$0.06
Stock-based compensation (1)	0.01	—	0.04	0.02
Common stock issued for professional services (2)	—	—	—	—
Stock-based compensation associated with employment settlement (3)	—	—	0.08	—
Payroll expense associated with employment settlement (4)	—	—	0.01	—
Diluted EPS - non-GAAP	$(0.01)	$0.03	$0.03	$0.08

Shares used to calculate diluted EPS - GAAP	98,733	115,889	97,524	110,601
Shares used to calculate diluted EPS - non-GAAP	98,733	115,889	117,318	110,601
_____________

(1)
Represents stock-based compensation expense related to stock options and warrants awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.

(2)	Represents common stock issued for professional services.

(3)
Represents stock-based compensation expense related to accelerated vesting of RSU's, and the modification of certain stock options associated with the settlement agreement with our former President and Chief Executive Officer.

(4)	Represents accrued payroll and related benefits associated with the retirement of our former President and Chief Executive Officer.

A reconciliation from our net income (loss) to Adjusted EBITDA, a non-GAAP measure, for the three months ended September 30, 2019 and 2018 is detailed below:

	Three months ended September 30, 2019			Three months ended September 30, 2018
	Consumer Products	Specialty Pharma	Total	Consumer Products	Specialty Pharma	Total
	(in thousands)
Net income (loss)	$(651)	$(1,118)	$(1,769)	$3,674	$(379)	$3,295
Depreciation	170	—	170	122	—	122
Amortization	—	9	9	—	9	9
Interest expense (income)	(7)	—	(7)	31	—	31
Income tax expense	3	—	3	200	—	200
EBITDA	(485)	(1,109)	(1,594)	4,027	(370)	3,657
Stock-based compensation (1)	657	42	699	238	—	238
Common stock issued for professional services (2)	—	—	—	233	—	233
Adjusted EBITDA	$172	$(1,067)	$(895)	$4,498	$(370)	$4,128
A reconciliation from our net income (loss) to Adjusted EBITDA, a non-GAAP measure, for the nine months ended September 30, 2019 and 2018 is detailed below:

	Nine months ended September 30, 2019			Nine months ended September 30, 2018
	Consumer Products	Specialty Pharma	Total	Consumer Products	Specialty Pharma	Total
	(in thousands)
Net income (loss)	$(7,134)	$(2,790)	$(9,924)	$7,898	$(798)	$7,100
Depreciation	506	—	506	349	—	349
Amortization	—	27	27	—	27	27
Interest expense (income)	(2)	—	(2)	150	—	150
Income tax expense	29	—	29	240	—	240
EBITDA	(6,601)	(2,763)	(9,364)	8,637	(771)	7,866
Stock-based compensation (1)	4,794	121	4,915	1,634	—	1,634
Common stock issued for professional services (2)	—	—	—	295	—	295
Stock-based compensation associated with employment settlement (3)	7,857	—	7,857	—	—	—
Payroll expense associated with employment settlement (4)	934	—	934	—	—	—
Adjusted EBITDA	$6,984	$(2,642)	$4,342	$10,566	$(771)	$9,795
_________________

(1)
Represents stock-based compensation expense related to stock options and warrants awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.

(2)	Represents common stock issued for professional services.

(3)
Represents stock-based compensation expense related to accelerated vesting of RSU's, and the modification of certain stock options associated with the settlement agreement with our former President and Chief Executive Officer.

(4)	Represents accrued payroll and related benefits associated with the retirement of our former President and Chief Executive Officer.